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EXHIBIT 3.17

CERTIFICATE OF INCORPORATION

OF

MILLENNIUM HEALTH, INC.

        FIRST. The name of this corporation shall be:

MILLENNIUM HEALTH, INC.

        SECOND. Its registered office in the state of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

        THIRD. The purpose or purposes of the corporation shall be:

  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

  Ten Million (10,000,000) shares with a par value of One Mil ($.001) per share, amounting to Ten Thousand Dollars ($10,000.00).

        FIFTH. The name and address of the incorporator is as follows:

    Phyllis Eckeard
    Corporation Service Company
    1013 Centre Road
    Wilmington, DE 19805

        SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

        SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

        IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twenty-second day of December, A.D., 1997.

/s/ PHYLLIS ECKEARD Phyllis Eckeard Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

MILLENNIUM HEALTH, INC.

        Millennium Health, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of Millennium Health, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

  RESOLVED, that the Certificate of incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended said Article shall be and read as follows:

        "FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

  Fifteen Million (15,000,000) shares with a par value of One Mil ($.001) per share, amounting to Fifteen Thousand Dollars ($15,000.00)."

        SECOND: That thereafter, by unanimous written consent of the shareholders executed by shareholders holding all of the issued and outstanding shares as of the date thereof, the shares outstanding were voted in favor of the amendment

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Millennium Health, Inc. has caused this certificate to be signed by Michael Ping, its authorized officer, this 15 day of April, 1998.

BY	/s/ MICHAEL PING
Michael Ping
Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

MILLENNIUM HEALTH, INC.

        Millennium Health, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of Millennium Health, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

  RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended said Article shall be and read as follows:

        "FIRST': The name of this corporation shall be: eBiotech.com, Inc.

        SECOND: That thereafter, at a meeting duly convened and held of the shareholders, the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Millennium Health, Inc. has caused this certificate to be signed by Michael Ping, its authorized officer, this 3 day of June, 1990

BY	/s/ MICHAEL PING
Michael Ping
Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

EBIOTECH.COM, INC.

        eBiotech.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of Millennium Health, Inc., resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

  RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended said Article shall be and read as follows:

        "FIRST". The name of this corporation shall be: eBioCare.com, Inc.

  RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended said Article shall be and read as follows:

        "FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

  Thirty Million (30,000,000) shares with a par value of One Mil ($.001) per share, amounting to Thirty Thousand Dollars ($30,000.00)."

        SECOND: That thereafter, by unanimous written consent of the shareholders executed by shareholders holding all of the issued and outstanding shares as of the date thereof, the shares outstanding were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Millennium Health, Inc. has caused this certificate to be signed by Michael Ping, its authorized officer, this 19 day of August, 1999.

BY	/s/ MICHAEL PING
Michael Ping
Chief Executive Officer

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CERTIFICATE OF INCORPORATION OF MILLENNIUM HEALTH, INC.
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION MILLENNIUM HEALTH, INC.
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION MILLENNIUM HEALTH, INC.
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION EBIOTECH.COM, INC.